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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                                                    EXHIBIT 23.1


As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 19, 2001, included in Standard Pacific Corp.'s Form 10-K for the year ended December 31, 2000, in this registration statement of Standard Pacific Corp. on Form S-8 filed June 19, 2001, and the related prospectuses pertaining to the 2000 Stock Incentive Plan of Standard Pacific Corp. and the Standard Pacific Corp. 2001 Non-Executive Officer Stock Incentive Plan and to all references to our Firm included in the registration statement.

/s/ Arthur Andersen LLP



Orange County, California
June 14, 2001